SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is as of December 5, 2025 (the “Amendment Effective Date”), by and among Willis Lease Finance Corporation, a Delaware corporation (the “Employer”), and Charles F. Willis, IV (“Employee” and, together with Employer, the “Parties”), is intended to amend and modify the Amended and Restated Employment Agreement, dated as of March 13, 2025, and as previously amended on March 31, 2025 (the “Employment Agreement”), by and between Employer and Employee. Any capitalized term not defined herein shall have the meaning ascribed to such term in the Employment Agreement. WHEREAS, Employee is employed as the Executive Chairman of the Board of Directors of Employer pursuant to the Employment Agreement; and WHEREAS, Employee acknowledges that he has had an opportunity to consider this Amendment and consult with independent advisors of his choosing with regard to the terms of this Amendment, and enters this Amendment voluntarily and with a full understanding of its terms. NOW, THEREFORE, the Parties desire to amend the Employment Agreement, effective on the Amendment Effective Date, as follows: 1. The definition of “Change in Control” in Section 2(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following: “Change in Control” means (i) date upon which Employee, Austin Willis, or any of their respective Affiliates (collectively, the “Willis Group”) collectively cease to be the largest holder or beneficial owner of Employer’s outstanding voting securities, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934; provided, however, that this clause shall not apply if (A) the transaction or series of related transactions resulting in such change was (1) approved in writing by the Willis Group, or (2) a transaction or a series of related transactions in which the Willis Group sells, transfers, tenders, or otherwise disposes of some or all of its voting securities in a manner that, on its own, results in the Willis Group ceasing to be the largest holder, or (B) at the time of the triggering transaction(s), the combined holdings or beneficial ownership of the Willis Group is less than ten percent (10%) of Employer’s outstanding voting securities; and provided further, that for the avoidance of doubt, passive institutional investors that have not filed nor are required to file a Schedule 13D shall not be deemed to have caused a Change in Control under this clause, even if they hold a greater percentage of voting securities than the Willis Group; (ii) the stockholders of Employer approve a merger or consolidation of Employer with any other entity, other than a merger or consolidation in which the voting securities of Employer outstanding immediately prior to the transaction continue to represent (either by remaining outstanding or by being converted into voting securities of the 156109352v4 surviving entity) at least fifty percent (50%) of the total voting power of Employer or such surviving entity immediately after such merger or consolidation; or the stockholders of Employer approve a plan of complete liquidation or dissolution of Employer or an agreement for the sale or disposition by Employer of all or substantially all of Employer’s assets; provided, however, that if such merger, consolidation, liquidation, dissolution, sale or disposition does not subsequently close, a Change in Control shall not be deemed to have occurred; or (iii) during any two (2) year period, individuals who constitute the Board as of the beginning of such period (the “Incumbent Directors”) cease to constitute at least a majority of the Board; provided that any individual becoming a director shall be considered an Incumbent Director only if such individual’s election or nomination was approved by (A) at least eighty percent (80%) of the then-serving Incumbent Directors and (B) at least a majority of the independent directors (as defined in the Nasdaq listing standards). No individual shall be deemed an Incumbent Director if such individual was elected or nominated as a result of an actual or threatened proxy contest. For purposes of this Section 2(c), (A) “Affiliates” means any trust, estate, entity, or immediate family member through which Employee or Austin Willis holds voting or beneficial ownership in Employer and (B) “approved in writing by the Willis Group” means either that a majority of the voting shares held by the Willis Group are voted in favor of such action or election or Employee votes in favor of such action, election or nomination in his capacity as a director of the board of directors of Employer. Except as expressly hereby amended, the Employment Agreement shall remain in full force and effect in accordance with the terms thereof. To the extent a conflict arises between the terms of the Employment Agreement and this Amendment, the terms of this Amendment shall prevail. [Remainder of Page Left Intentionally Blank]

[Signature Page to Second Amendment to Employment Agreement] EMPLOYEE /s/ Charles F. Willis, IV Name: Charles F. Willis, IV WILLIS LEASE FINANCE CORPORATION By: /s/ Scott B. Flaherty Name: Scott B. Flaherty Title: EVP, Chief Financial Officer